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Exhibit 10.5

CONFIDENTIALITY AGREEMENT

BY AND BETWEEN

MEDAREX, INC.

AND

CELLDEX THERAPEUTICS, INC.

DATED AS OF APRIL 6, 2004

CONFIDENTIALITY AGREEMENT

        This CONFIDENTIALITY AGREEMENT is made and entered into as of April 6, 2004, by and between Medarex, Inc., a New Jersey corporation ("Medarex"), and Celldex Therapeutics, Inc., a Delaware corporation and a wholly owned subsidiary of Medarex ("Celldex").

RECITALS

        WHEREAS, the Board of Directors of Medarex has determined that it would be in the best interests of Medarex and its stockholders to separate certain assets and businesses from Medarex;

        WHEREAS, Medarex has caused Celldex to be incorporated in order to effect such separation;

        WHEREAS, pursuant to resolutions of its Board of Directors adopted on March 5, 2004, Medarex has contributed certain assets to Celldex pursuant to that certain Assignment and License Agreement between Medarex and Celldex, dated March 29, 2004;

        WHEREAS, Celldex intends to file the IPO Registration Statement (as herein defined) with the Securities and Exchange Commission; and

        WHEREAS, Medarex and Celldex desire to enter into this Agreement concerning the obligations of the parties with respect to confidential or proprietary information, intellectual property, and other matters that are set forth below.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

DEFINITIONS

        For all purposes of this Agreement, and except as otherwise expressly provided, capitalized terms used herein shall have the following meanings:

        "AFFILIATE" means a Celldex Affiliate or a Medarex Affiliate, as the case may be.

        "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the States of New Jersey or Delaware are obligated by law or executive order to close.

        "CELLDEX AFFILIATE" means a Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with Celldex (other than Medarex and any Medarex Affiliate).

        "CELLDEX BUSINESS" means the business conducted by Celldex and/or any Celldex Affiliate at any time and from time to time.

        "CELLDEX CONFIDENTIAL INFORMATION" means confidential or proprietary information relating to the Celldex Business, including, but not limited to, any unpublished Technology, unpublished patent applications, and other confidential and proprietary technical and business information relating to the Celldex Business.

        "CELLDEX" has the meaning ascribed in the preamble hereto.

        "CONFIDENTIAL INFORMATION" means Celldex Confidential Information or Medarex Confidential Information, as the case may be.

        "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management of the policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "CONTROLLED" has the meaning correlative to the definition of "CONTROL."

        "COPYRIGHTS" means all registered and unregistered copyrights and applications therefore.

        "GOVERNMENTAL BODY" shall mean any nation, state, province, county, city, town, village, district, or other jurisdiction of any nature; federal, state, provincial, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "IPO REGISTRATION STATEMENT" means the Registration Statement on Form S-1 of Celldex to be filed with the SEC, as supplemented and amended from time to time.

        "MEDAREX AFFILIATE" means a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with Medarex (other than Celldex and any Celldex Affiliate).

        "MEDAREX BUSINESSES" means the businesses conducted by Medarex and/or any Medarex Affiliate at any time, but excluding the Celldex Business.

        "MEDAREX CONFIDENTIAL INFORMATION" means confidential or proprietary information relating to the Medarex Businesses, including, but not limited to, any unpublished Technology, unpublished patent applications, and other confidential or proprietary technical and business information relating to the Medarex Businesses.

        "MEDAREX" has the meaning ascribed in the preamble hereto.

        "PATENTS" means all United States and foreign patents and patent applications, including any continuations, continuations-in-part, divisions, provisionals, substitutions or the like, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal, extension or the like (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, including, as applicable, portions thereof or individual claims therein.

        "PERSON" means an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated association, any other entity, or any government or any department or agency or other unit thereof.

        "PROCEEDING" shall mean any claim, action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) asserted, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "TECHNOLOGY" means all technology and know-how, including without limitation, technical information, trade secrets and knowledge, design rights (other than statutory registrations), whether included in or derived from specifications, manuals, notebooks, reports, documents, blue prints, inventions, drawings, formulae, procedures, processes, devices, software and source code and documentation therefor, flow charts, recording media, and other intangible, tangible and electronic embodiments of information.

1.    CONFIDENTIALITY

        1.1   Medarex agrees to keep confidential and not disclose, and shall cause each Medarex Affiliate to keep confidential and not disclose, to any third party and not to use for any purpose not authorized by Celldex, in whole or in part, any Celldex Confidential Information.

        1.2   Celldex agrees to keep confidential and not disclose, and to cause each Celldex Affiliate to keep confidential and not disclose, to any third party and not to use for any purpose not authorized by Medarex, in whole or in part, any Medarex Confidential Information.

        1.3   For purposes of this Agreement, Medarex Confidential Information and Celldex Confidential Information do not include, and a party and party's Affiliates (a party and Affiliates of the party being referred to as the "receiving party") will have no obligations under this Agreement, with respect to any information of the other party or any Affiliate of the other party (the other party and Affiliates of the other party being referred to as the "disclosing party") which:

            (i)  is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this Agreement in respect thereto shall terminate on the date such information enters the public domain); or

           (ii)  is or was rightfully received by the receiving party from a third party without violation of any obligations of confidentiality and/or use restrictions owed by the third party to the disclosing party or any other party; or

          (iii)  is independently developed by employees or consultants of the receiving party without use of or reference to the disclosing party's proprietary information; or

          (iv)  is approved for release by the prior written authorization of the disclosing party.

        In addition, if the receiving party is requested or required (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand, similar process or otherwise) to disclose any Confidential Information of the disclosing party, such receiving party will provide prompt notice to the disclosing party on such request(s) so that such disclosing party may seek any appropriate protective order and/or waive compliance with the provisions of this Agreement. Failing the entry of a protective order or the receipt of a waiver hereunder, if the receiving party is in the opinion of its attorneys legally required to disclose any of the disclosing party's Confidential Information under pain of liability for contempt or other material censure or material penalty, the receiving party may disclose such Confidential Information without liability hereunder upon notice to the disclosing party.

2.    COOPERATION

        2.1   The parties will take all actions as may be reasonably necessary or appropriate to conform to the purpose and spirit of this Agreement, including, without limitation, cooperating with the other party in connection with the maintenance, enforcement and protection of the Copyrights, Patents and Technology, and executing any and all documents or instruments, or obtaining any consents, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

        2.2   Each party will take all actions as may be reasonably necessary or appropriate to assure the confidentiality and non-use obligations and other applicable obligations of a party pursuant to this Agreement are met by its legal representatives, members of supervisory bodies, management, employees or other agents.

3.    MISCELLANEOUS

        3.1    AUTHORITY.    Each of the parties hereto represents and warrants to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles. The representations and warranties contained in this Section 3.1 shall survive the execution and delivery hereof until the expiration of all applicable statutes of limitations.

        3.2    COMPLETE AGREEMENT.    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

        3.3    GOVERNING LAW.    This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to the conflict of laws principles thereof) as to all matters, including without limitation, matters of validity, construction, effect, performance and remedies.

        3.4    NOTICES.    All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

    (a)
    If to Medarex, to:

      Medarex, Inc.
      707 State Road
      Princeton, NJ 08540
      ATTN: President

      With a copy to:

      Medarex, Inc.
      707 State Road
      Princeton, NJ 08540
      ATTN: General Counsel

    (b)
    If to Celldex, to:

      Celldex Therapeutics, Inc.
      519 Route 173 West
      Bloomsbury, NJ 08804
      Attn: Vice President and Chief Financial Officer

      With a copy to:

      Morgan, Lewis & Bockius LLP
      502 Carnegie Center
      Princeton, New Jersey 08540
      ATTN: Randall B. Sunberg, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

        3.5    AMENDMENT AND MODIFICATION.    This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

        3.6    BINDING EFFECT; ASSIGNMENT.    This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party provided, however, that either party may assign this Agreement, without the other party's consent

(a) to its Affiliate, or (b) to an entity that acquires all or substantially all of the business or assets of the assigning party, whether by merger, reorganization, acquisition, sale or otherwise.

        3.7    THIRD PARTY BENEFICIARIES.    Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

        3.8    COUNTERPARTS.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

        3.9    WAIVER.    The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

        3.10    SEVERABILITY.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        3.11    REMEDIES.    Each of Medarex and Celldex shall be entitled to seek enforcement of its rights under this Agreement specifically and recovery of damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Medarex and Celldex acknowledges and agrees that under certain circumstances the breach by Medarex or any of its Affiliates or Celldex or any of its Affiliates or a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

        3.12    PERFORMANCE.    Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

        3.13    REFERENCES; CONSTRUCTION.    The section and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement. All references to days or months shall be deemed references to calendar days or months. Unless the context otherwise requires, any reference to a "Section" shall be deemed to refer to a section of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as whole and not to any particular provision of this Agreement. Whenever the words "include," or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

[Signature page follows.]

        IN WITNESS WHEREOF, each of the parties has caused this Confidentiality Agreement to be executed on its behalf by an officer thereunto duly authorized on the day and year first above written.

CELLDEX THERAPEUTICS, INC.		MEDAREX, INC.

By:	/s/ ANTHONY S. MARUCCI	By:	/s/ W. BRADFORD MIDDLEKAUFF

Name:	Anthony S. Marucci	Name:	W. Bradford Middlekauff

Title:	Vice President & Chief Financial Officer	Title:	Senior Vice President & General Counsel

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CONFIDENTIALITY AGREEMENT BY AND BETWEEN MEDAREX, INC. AND CELLDEX THERAPEUTICS, INC. DATED AS OF APRIL 6, 2004